Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 14, 2023

BUTLER NATIONAL CORPORATION ANNOUNCES First QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

- Revenue increased 12% to $17.2 million for the first quarter compared to the first quarter fiscal 2023 resulting in quarterly earnings of one cent per share -

OLATHE, KANSAS, September 14, 2023, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the first quarter fiscal 2024 ended July 31, 2023.

Historical selected financial data related to all operations:
	Quarter Ended July 31
	(In thousands)
	2023	2022
Revenue	$17,185	$15,304
Operating Income	$1,137	$1,625
Net Income	$719	$431
Total Assets	$105,000	$103,966
Long-term obligations	$40,574	$45,611
Stockholders' Equity	$42,216	$41,747
Weighted Average Shares - Diluted	75,199	76,456
Earnings Per Share	$0.01	$0.01
New Product Research and Development Cost	$828	$631

Management Comments

The quarter ended July 31, 2023, was a positive quarter.  Both the Professional Services and Aerospace Products segments experienced increases in revenue. Revenue increased 12% to $17.2 million in the three months ended July 31, 2023, as compared to $15.3 million in the three months ended July 31, 2022. The increase in revenue reflects an increase of 28% in Aerospace Products revenue and an increase of 1% in Professional Services revenue. Our Aerospace Products segment continues to focus on unique new opportunities in both the domestic and international markets, obsolescence solutions and the development of new Federal Aviation Administration supplemental type certificates (“STCs”). Sports wagering became legal in the State of Kansas on September 1, 2022, and resulted in $701 of quarterly revenue for the Professional Services segment.

First quarter fiscal 2024 net income was $719 compared to a net income of $431 in the first quarter fiscal 2023. First quarter fiscal 2024 operating margin was 7% compared to 11% in first quarter fiscal 2023. We are upgrading some facilities to accommodate the aircraft modifications and continuing to make adjustments to wages to remain competitive. We continue to review operational processes and methods to control general and administrative expenses.

During the three months ended July 31, 2023, we invested approximately $828 in the development and acquisition of new products.  This expenditure for design and development engineering, testing, and certification of new products is the foundation for Aerospace Products and is essential to our long-term revenue and profits.

"We are positive about the remainder of fiscal 2024. While our cash position decreased  $7.8  million during the three months ended July 31, 2023, the backlog remains strong at $29.3 million. Working with our contracted platform, online sports wagering in Kansans on behalf of the Kansas Lottery continues to be a significant revenue source of Professional Services. We opened our DraftKings branded sportsbook at Boot Hill Casino & Resort on February 28, 2023. Management and employees are focused on the development of new products, staffing, production and cost management. We are pleased to have added an aviation recruiter to our team to enhance the skilled worker acquisition and development opportunities. We remain committed to our customers and to increasing shareholder value", commented Chris Reedy, President and CEO.

Business Segment Highlights

Professional Services:

Revenue increased 1% for the three months ended July 31, 2023 to $9.0 million compared to $9.0 million in the three months ended July 31, 2022. The increase is due to sports wagering revenue of $0.7 million partially offset by a decrease in casino gaming revenue of $0.6 million.  Costs increased 9% in the three months ended July 31, 2023 to $3.9 million compared to $3.6 million for the three months ended July 31, 2022.  The increase is directly related to an increase in labor costs. Expenses remained constant in the three months ended July 31, 2023 at $3.3 million compared to $3.3 million in the three months ended July 31, 2022. Expenses were 37% of segment total revenues in the three months ended July 31, 2023, as compared to 37% of segment total revenues in the three months ended July 31, 2022. There was an operating income of $1.8 million in the three months ended July 31, 2023 compared to an operating income of $2.0 million in the three months ended July 31, 2022.

Aerospace Products:

Revenue increased 28% to $8.1 million in the three months ended July 31, 2023, compared to $6.3 million in the three months ended July 31, 2022. The increase in revenue is primarily due to a $1.7 million increase in aircraft modifications business. Costs increased by 52% in the three months ended July 31, 2023 to $7.3 million compared to $4.8 million for the three months ended July 31, 2022.  The increase is directly related to the increase in material and labor costs. Costs were 90% of segment total revenue in the three months ended July 31, 2023, as compared to 76% of segment total revenue in the three months ended July 31, 2022. Expenses decreased 25% in the three months ended July 31, 2023 to $1.4 million compared to $1.9 million in the three months ended July 31, 2022. Expenses were 18% of segment total revenue in the three months ended July 31, 2023, as compared to 30% of segment total revenue in the three months ended July 31, 2022. The decrease is primarily due to the stock award of $352 and cash compensation of $140 awarded to a board member expensed in July 2022.  There was an operating loss from Aerospace Products of $0.6 million in the three months ended July 31, 2023 compared to an operating loss of $0.4 million in the three months ended July 31, 2022.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of July 31, 2023, our backlog totaled approximately $29.3 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment, and modifications to aircraft structural and electrical systems, to enhance and support special missions and commercial operations. Additionally, we also operate two Federal Aviation Administration (the "FAA") Repair Stations. Butler National companies, Avcon Industries, Inc., Butler Avionics and Butler National Tempe, in the Aerospace Products segment, concentrate on Learjet, Beechcraft King Air, Caravan, Gulfstream, and Cessna turbine engine aircraft, as well as electronic controls. The Professional Services segment includes the management of a gaming and related dining and entertainment facility in Dodge City, Kansas.  Boot Hill Casino and Resort features approximately 500 slot machines, 16 table games and a DraftKings branded sportsbook.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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